EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 14, 2008 relating to the financial statements of Suncoast Nutriceuticals, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ HARRIS RATTRAY CERTIFIED PUBLIC ACCOUNTANTS.
March 14, 2008